10f-3 Transactions Summary*

* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund

Global Opportunities Fund

Security

Staktek Holdings Inc

Advisor

EIMCO

Transaction

 Date

2/5/2004

Cost

$327,600

Offering Purchase
-----------------
0.252%
Broker
------
Morgan Stanley & Co.
Underwriting
------------
Syndicate
Members
Morgan Stanley & Co.
Merrill Lynch, Pierce, Fenner & Smith Inc.
Thomas Weisel Partners LLC
Wachovia Securities, Inc.

Fund

Global Opportunities Fund

Security

Greenhill & Co Inc

Advisor

EIMCO

Transaction

 Date

5/5/2004

Cost

$29,750

Offering Purchase
-----------------
0.034%
Broker
------
Goldman, Sachs & Co.
Underwriting
------------
Syndicate
Members
Goldman, Sachs & Co.
Lehman Brothers Inc.
UBS Financial Services, Inc.
Keefe, Bruyette & Woods
Wachovia Securities, Inc.

Fund

Global Opportunities Fund

Security

Salesforce.com

Advisor

EIMCO

Transaction

 Date

6/22/2004

Cost

$52,800

Offering Purchase
-----------------
0.048%
Broker
------
Morgan Stanley & Co.
Underwriting
------------
Syndicate
Members
Morgan Stanley & Co.
Deutsche Bank Securities Inc.
UBS Financial Services, Inc.
Wachovia Securities, Inc.
William Blair & Company

Fund

Global Opportunities Fund

Security

Cabela's Incorporated

Advisor

EIMCO

Transaction

 Date

6/25/2004

Cost

$214,000

Offering Purchase

0.136%

Broker

Credit Suisse First Boston LLC
Underwriting
------------
Syndicate
Members
Credit Suisse First Boston LLC
J.P. Morgan Securities Inc.
Wachovia Securities, Inc.